Exhibit 16.1

July 27, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

We have read item 4.01 on Form 8-K of Quantum Materials Corp. dated July 27, 2017, and agreement with the statements concerning our Firm contained therein.

Yours truly,

WEAVER AND TIDWELL, L.L.P.